EXHIBIT 4.2


                            [LOGO] SUCCESS
                                   DEVELOPMENT
                                   INTERNATIONAL

            NUMBER                                         SHARES
INCORPORATED UNDER THE LAWS OF THE                   CUSIP  XXXXXX  XX  X
           STATE OF                          SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF     SPECIMEN

    FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALVE, OF

                       SUCCESS DEVELOPMENT INTERNATIONAL

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and Registrar.
     WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:

/s/ VICKI SESSIONS                                   /s/ SHAWN M CASEY
    Vice President of Administrations                    Chief Executive Officer

                        SUCCESS DEVELOPMENT INTERNATIONAL

   A full statement of the designations and any preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, and the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series, will be furnished by the Corporation to any stockholder on request and without charge.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common UNIF GIFT MIN ACT - ______Custodian_______ TEN "LOCK-IN" AGREEMENT - as tenants by the entireties (Cust) (Minor) JT TEN - as joint tenants with the right of under Uniform Gifts to Minors survivorship and not as tenants
          in common                                Act ____________________
                                     (State)

     Additional abbreviations may also be used though not in the above list.

For Value Received,________________hereby sell(s), assign(s)and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS. INCLUDING ZIP CODE. OF ASSIGNEE(S)
================================================================================
--------------------------------------------------------------------------------
of the Shares of capital stock represented by the within Certificate an irrevocably constitute and appoint______________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________           ___________________________________________

                                     -------------------------------------------
                                     NOTE:The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever. Signature must be guaranteed.

   Signature(s) Guaranteed

   By___________________________________________________________________________
   THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE l7Ad.15.